                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                        AUTOMATIC DATA PROCESSING, INC.,

                              FIS ACQUISITION CORP.

                                       and

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

                             Dated as of May 2, 2000

                                TABLE OF CONTENTS

                                    ARTICLE I
                                    THE OFFER

   SECTION 1.01  The Offer........................................................................................1
   SECTION 1.02  Company Actions..................................................................................3
   SECTION 1.03  Shareholder Lists................................................................................4
   SECTION 1.04  Directors........................................................................................4

                                   ARTICLE II
                                   THE MERGER

   SECTION 2.01  The Merger.......................................................................................5
   SECTION 2.02  Consummation of the Merger.......................................................................5
   SECTION 2.03  Effects of the Merger............................................................................5
   SECTION 2.04  Certificate of Incorporation and Bylaws..........................................................5
   SECTION 2.05  Directors and Officers...........................................................................6
   SECTION 2.06  Conversion of Shares.............................................................................6
   SECTION 2.07  Conversion of Common Stock of Purchaser..........................................................6
   SECTION 2.08  Stockholders'Meeting.............................................................................6
   SECTION 2.09  Merger Without Meeting of Shareholders...........................................................6
   SECTION 2.10  Withholding Taxes................................................................................7

                                   ARTICLE III
                           PAYMENT FOR SHARES; OPTIONS

   SECTION 3.01  Payment for Shares...............................................................................7
   SECTION 3.02  Closing of the Company's Transfer Books..........................................................8
   SECTION 3.03  Existing Stock Options...........................................................................8

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   SECTION 4.01  Organization and Qualification...................................................................9
   SECTION 4.02  Capitalization..................................................................................10
   SECTION 4.03  Authority for this Agreement....................................................................11
   SECTION 4.04  Consents and Approvals; No Violation............................................................11
   SECTION 4.05  Reports; Financial Statements...................................................................12
   SECTION 4.06  Absence of Certain Changes......................................................................13
   SECTION 4.07  Schedule 14D-9; Offer Documents and Proxy Statement.............................................13
   SECTION 4.08  Brokers.........................................................................................14
   SECTION 4.09  Employee Benefit Matters........................................................................14
   SECTION 4.10  Litigation, etc.................................................................................17
   SECTION 4.11  Tax Matters.....................................................................................17
   SECTION 4.12  Compliance with Law.............................................................................19
   SECTION 4.13  Environmental Matters...........................................................................19

   SECTION 4.14  Intellectual Property...........................................................................20
   SECTION 4.15  Real Property...................................................................................21
   SECTION 4.16  Material Contracts..............................................................................22
   SECTION 4.17. Opinion of Financial Advisor....................................................................22
   SECTION 4.18. Vote Required...................................................................................22
   SECTION 4.19. Anti-takeover Plan; State Takeover Statutes.....................................................23
   SECTION 4.20. Insurance.......................................................................................23
   SECTION 4.21. Accounts Receivable.............................................................................23
   SECTION 4.22. Customers.......................................................................................23

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

   SECTION 5.01  Organization and Qualification..................................................................24
   SECTION 5.02  Authority for this Agreement....................................................................24
   SECTION 5.03  Offer Documents; Proxy Statement................................................................24
   SECTION 5.04  Consents and Approvals; No Violation............................................................24
   SECTION 5.05  Operations of Purchaser.........................................................................25
   SECTION 5.06  Brokers.........................................................................................25
   SECTION 5.07  Litigation......................................................................................25
   SECTION 5.08  Sufficient Funds................................................................................25

                                   ARTICLE VI
                                    COVENANTS

   SECTION 6.01  Conduct of Business of the Company..............................................................25
   SECTION 6.02  No Solicitation.................................................................................28
   SECTION 6.03  Access to Information...........................................................................29
   SECTION 6.04  Reasonable Efforts; Further Actions.............................................................30
   SECTION 6.05  Indemnification and Insurance...................................................................30
   SECTION 6.06  Employee Matters................................................................................32
   SECTION 6.07  Proxy Statement.................................................................................32
   SECTION 6.08  Notification of Certain Matters.................................................................33
   SECTION 6.09  Press Releases..................................................................................33
   SECTION 6.10  Industrial Site Recovery Act Compliance.........................................................33
   SECTION 6.11  Designated Business.............................................................................33

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

   SECTION 7.01  Conditions to Each Party's Obligation to Effect the Merger......................................34

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

   SECTION 8.01  Termination.....................................................................................34
   SECTION 8.02  Effect of Termination...........................................................................35
   SECTION 8.03  Fees and Expenses...............................................................................36

   SECTION 8.04  Amendment.......................................................................................36
   SECTION 8.05  Extension; Waiver; Remedies.....................................................................37

                                   ARTICLE IX
                                  MISCELLANEOUS

   SECTION 9.01  Survival of Representations and Warranties......................................................37
   SECTION 9.02  Entire Agreement; Assignment....................................................................37
   SECTION 9.03  Validity........................................................................................37
   SECTION 9.04  Notices.........................................................................................38
   SECTION 9.05  Governing Law...................................................................................39
   SECTION 9.06  Descriptive Headings............................................................................39
   SECTION 9.07  Parties in Interest.............................................................................39
   SECTION 9.08  Counterparts....................................................................................39
   SECTION 9.09  Certain Definitions.............................................................................40

    EXHIBIT A ..................................................................................................A-1
    EXHIBIT B ..................................................................................................B-1

                            GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                                   DEFINED IN SECTION
-------------                                                                   -------------------
Acceptance Date                                                                 Section 3.03(a)
Acquisition Proposal                                                            Section 6.02(f)(i)
Agreement                                                                       Opening Paragraph
Authorizations                                                                  Section 4.13(a)(ii)
Certificates                                                                    Section 3.01(b)
Closing                                                                         Section 2.02
Code                                                                            Section 2.10
Company                                                                         Opening Paragraph
Company Intellectual Property Rights                                            Section 4.14(e)
Company Permits                                                                 Section 4.12
Company SEC Reports                                                             Section 4.05(a)
Company Securities                                                              Section 4.02(a)
Confidentiality Agreement                                                       Section 6.02(b)
Continuing Directors                                                            Section 1.04(b)
Copyrights                                                                      Section 4.14(d)(ii)
Corporation                                                                     Section 2.04
Corporation Law                                                                 Recitals
Designated Business                                                             Section 6.11
Disclosure Letter                                                               Article IV
Effective Time                                                                  Section 2.02
Employee Benefit Plans                                                          Section 4.09(a)
Environmental Law                                                               Section 4.13(b)
ERISA                                                                           Section 4.09(a)
ERISA Affiliates                                                                Section 4.09(c)
Environmental Law                                                               Section 4.13(b)
Exchange Act                                                                    Section 1.01(a)
Expiration Date                                                                 Exhibit A
Existing Stock Options                                                          Section 3.03
Governmental Entity                                                             Section 4.04
Hazardous Substance                                                             Section 4.13(c)
HSR Act                                                                         Section 4.04
Indemnified Parties                                                             Section 6.05
Intellectual Property Rights                                                    Section 4.14(d)
ISRA                                                                            Section 4.04
ISRA Approval                                                                   Section 6.10
Material Adverse Effect                                                         Section 9.09(e)
Material Contract                                                               Section 4.16(a)
Merger                                                                          Section 2.01
Merger Agreement                                                                Exhibit A
Merger Consideration                                                            Section 2.06
Minimum Tender Condition                                                        Exhibit A

Offer                                                                           Section 1.01(a)
Offer Conditions                                                                Section 1.01(a)
Offer Documents                                                                 Section 1.01(b)
Offer Price                                                                     Section 1.01(a)
Option Consideration                                                            Section 3.03
Parent                                                                          Opening Paragraph
Parent Benefit Plan                                                             Section 6.06
Patents                                                                         Section 4.14(d)(iii)
Paying Agent                                                                    Section 3.01(a)
Payment Fund                                                                    Section 3.01(a)
Person                                                                          Section 9.09(f)
Plan of Merger                                                                  Section 1.02(a)
Potential Acquirer                                                              Section 6.02(a)
Preferred Stock                                                                 Section 4.02(a)
Preliminary Proxy Statement                                                     Section 6.07
Proxy Statement                                                                 Section 4.07(b)
Prudential                                                                      Section 1.02(a)
Purchaser                                                                       Opening Paragraph
Real Property Leases                                                            Section 4.15(b)
Release                                                                         Section 4.13(d)
Schedule TO                                                                     Section 1.01(b)
Schedule 14D-9                                                                  Section 1.02(b)
SEC                                                                             Section 1.01(a)
Securities Act                                                                  Section 4.05(a)
Shares                                                                          Section 1.01(a)
Special Meeting                                                                 Section 2.08
Software                                                                        Section 4.14(d)(iv)
Stock Option Plans                                                              Section 3.03(a)
Stock Purchase Plan                                                             Section 3.03(a)
Subsequent Period                                                               Section 1.01(a)(ii)
Subsidiary                                                                      Section 9.09(g)
Subsidiary Securities                                                           Section 4.02(b)
Superior Proposal                                                               Section 6.02(f)(ii)
Surviving Corporation                                                           Section 2.01
Takeover Laws                                                                   Section 1.02(a)
Tax                                                                             Section 9.09(h)
Tax Returns                                                                     Section 9.09(i)
Termination Fee                                                                 Section 8.03(b)
Trademarks                                                                      Section 4.14(d)(i)
Transfer Agent                                                                  Section 1.03
WARN                                                                            Section 4.09(l)
1999 Financial Statements                                                       Section 4.05(b)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of May 2, 2000, among AUTOMATIC DATA PROCESSING, INC., a Delaware corporation ("PARENT"), FIS ACQUISITION CORP., a New Jersey corporation and a wholly owned subsidiary of Parent ("PURCHASER") and CUNNINGHAM GRAPHICS INTERNATIONAL, INC., a New Jersey corporation (the "COMPANY").

                                    RECITALS

                  WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 2.01), are advisable and fair to, and in the best interests of, their respective shareholders;

                  WHEREAS, the Board of Directors of the Company has adopted resolutions approving the acquisition of the Company by Parent and Purchaser, this Agreement and the transactions contemplated hereby, and has agreed to recommend that the Company's shareholders approve the plan of merger (as such term is used in Section 14A:10-1 of the New Jersey Business Corporation Act (the "CORPORATION LAW")) contained in this Agreement and the transactions contemplated hereby and tender their Shares (as defined in Section 1.01(a)(i));

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have entered into a Voting and Tender Agreement, dated as of the date hereof, with Parent; and

                  WHEREAS, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01 THE OFFER.

                  (a) (i) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and that none of the events set forth in clause (iii) of Exhibit A hereto shall have occurred or be existing, Purchaser shall, and Parent shall cause Purchaser to, as promptly as practicable (but in no event later than seven (7) business days following the public announcement of the terms of this Agreement) commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) an offer to purchase all outstanding shares of common stock of the Company, without par value (the "SHARES"), at a price (such price, or any higher price as may be paid in the Offer, the "OFFER PRICE") of $22 per Share, net to the seller in cash (such tender offer, as it may be amended and supplemented from time to time as permitted under this Agreement, the "OFFER"). The obligation of Purchaser to consummate the Offer and to accept for payment and to pay for any Shares tendered pursuant thereto shall be subject to only the terms and conditions set forth in this Agreement and to those conditions set forth in Exhibit A hereto (the "OFFER CONDITIONS"), any of which (other than the Minimum Tender Condition (as defined in Exhibit A)) may be waived by Purchaser in its sole discretion. The initial expiration date of the Offer shall be the twentieth business day following the commencement of the Offer (determined in accordance with Rule 14d-1(e)(6) under the Exchange Act). Purchaser expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Purchaser shall not (A) decrease the Offer Price or change the form of the consideration payable in the Offer, (B) decrease the number of Shares sought pursuant to the Offer, (C) impose additional conditions to the Offer, (D) change the conditions to the Offer or (E) make any other change in the terms or conditions of the Offer which is adverse to the holders of Shares.

                  (ii) Subject to the terms and conditions of this Agreement and to the satisfaction or waiver of the Offer Conditions as of any scheduled expiration of the initial offering period of the Offer, Purchaser shall accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such scheduled expiration. Notwithstanding the foregoing, Purchaser and Parent shall have the right to, (A) extend the Offer, from time to time, if at the expiration date of the Offer (with respect to either the initial offering period or an extended offering period, as the case may be) any of the conditions to the Offer have not been satisfied or waived, (B) extend the Offer for any period required by any regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, or (C) elect to provide one or more subsequent offering periods of up to an additional twenty
(20) business days in the aggregate (collectively, the "SUBSEQUENT PERIOD") pursuant to Rule 14d-11 of the Exchange Act. Purchaser shall immediately accept and promptly pay for all Shares as they are tendered during the Subsequent Period. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

                  (b) On the date of commencement of the Offer, Parent and Purchaser shall file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer which will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule TO and all applicable Federal securities laws and shall contain the offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "OFFER DOCUMENTS"). The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Parent and Purchaser agree to provide the Company with, and to consult with the Company regarding, any comments that may be received from the SEC or its staff with respect to the Offer Documents promptly after receipt thereof. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and be disseminated to holders of Shares, in each case, as and to the extent required by applicable law.

                  SECTION 1.02 COMPANY ACTIONS. (a) The Company hereby consents to the Offer and represents and warrants that (i) its Board of Directors (at a meeting or meetings duly called and held prior to the date hereof) has (A) determined that the terms of each of the Offer and the Merger (as hereinafter defined) are advisable and fair to, and in the best interests of, the shareholders of the Company, (B) approved and adopted this Agreement and the transactions contemplated hereby (including the Offer and the Merger) (C) resolved to recommend acceptance of the Offer and approval and adoption of the plan of merger (as such term is used in Section 14A:10-1 of the Corporation Law and attached as Exhibit B hereto (the "PLAN OF MERGER")) contained in this Agreement by the shareholders of the Company and directed that the Plan of Merger be submitted to the shareholders of the Company for approval, (D) taken all necessary steps to render the New Jersey Shareholders Protection Act (Sections 14A:10A-1 to 14A:10A-9 of the Corporation Law) inapplicable to Parent and Purchaser and to the Merger and the acquisition of Shares pursuant to the Offer and (E) resolved to elect, to the extent permitted by law, not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of any jurisdiction that may purport to be applicable to this Agreement (PROVIDED, HOWEVER, that prior to the purchase of any Shares pursuant to the Offer, such consent, determination, recommendation, rendering and election by the Company's Board of Directors specified in Section 1.02(a)(i) above may be withdrawn, modified, rescinded or amended if the Company's Board of Directors determines to accept a Superior Proposal (as defined in Section 6.02(f) below)), and (ii) Prudential Securities Incorporated ("PRUDENTIAL"), the Company's financial advisor, has delivered to the Company's Board of Directors an opinion to the effect that the consideration to be paid in the Offer and the Merger to the Company's shareholders is fair, from a financial point of view, to such shareholders. The Company hereby represents that it has obtained all necessary consents to permit the inclusion of the fairness opinion of Prudential in the Offer Documents and the Proxy Statement (as defined below).

                  (b) Upon commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") containing the recommendations of its Board of Directors described in Section 1.02(a) and hereby consents to the inclusion of such recommendations in the Offer Documents and shall disseminate the Schedule 14D-9 to shareholders of the Company as required by Rule 14D-9 promulgated under the Exchange Act. The Company shall cooperate with Parent and Purchaser to include a copy of the Schedule 14D-9 with the Offer Documents mailed or furnished to the Company's shareholders. Parent and Purchaser shall provide the Company all information reasonably requested by the Company for inclusion in the Schedule 14D-9. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the
Schedule 14D-9 prior to its filing with the SEC. The Company agrees to provide Parent and Purchaser with, and to consult with Parent and Purchaser regarding, any comments that may be received from the SEC or its staff with respect to the
Schedule 14D-9 promptly upon receipt thereof. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agree to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and be disseminated to holders of Shares, in each case, as and to the extent required by applicable law.

                  SECTION 1.03 SHAREHOLDER LISTS. In connection with the Offer, upon Parent's or Purchaser's request, the Company shall cause Continental Stock Transfer & Trust Company, the Company's transfer agent (the "TRANSFER AGENT"), to furnish Parent and Purchaser promptly with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall cause the Transfer Agent to furnish Parent and Purchaser with such information and assistance (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) as Parent or Purchaser or their agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable law, Parent and Purchaser, except only as is necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger; and if this Agreement is terminated, will promptly deliver or cause to be delivered to the Company all copies of such information then in their possession or under their control.

                  SECTION 1.04 DIRECTORS. (a) Subject to applicable law and to the extent permitted by the National Association of Securities Dealers, promptly upon the purchase by Purchaser pursuant to the Offer of such number of Shares as represents at least a majority of the outstanding Shares, and from time to time thereafter, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, to serve on the Board of Directors of the Company as will give Purchaser representation on the Board of Directors of the Company equal to the product of (i) the number of directors on the Board of Directors of the Company (giving effect to the election of any additional directors pursuant to this section) and (ii) the percentage that such number of Shares beneficially owned by Parent and/or Purchaser (including Shares accepted for payment) so purchased bears to the number of Shares outstanding. The Company shall, upon request by Purchaser, promptly take all actions necessary to cause Purchaser's designees to be elected or appointed to the Board of Directors of the Company, including without limitation, increasing the size of the Board of Directors of the Company or securing the resignations of such number of directors as is necessary to provide Purchaser with such level of representation, or both; PROVIDED, HOWEVER, that the Board of Directors of the Company shall continue to include no fewer than two Continuing Directors (as defined below) until the Effective Time (as defined in Section 2.02). The Company will cause persons designated by Purchaser to constitute the same percentage as is on the entire Board of Directors of the Company (giving effect to this Section 1.04) to be on (i) each committee of the Board of Directors of the Company and (ii) each Board of Directors and each committee thereof of each Subsidiary of the Company. The Company's obligations to appoint designees to its Board of Directors shall be subject to compliance with Section 14(f) of the Exchange Act. At the request of Purchaser, the Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 under the Exchange Act in order to fulfill its obligations under this Section 1.04 and shall include in the Schedule 14D-9 or otherwise timely mail to its shareholders all necessary information to comply therewith. Parent and Purchaser will supply to the Company, and be solely responsible for, all information with respect to themselves and their respective officers, directors and affiliates required by such Section and Rule.

                  (b) Following the election or appointment of Purchaser's designees pursuant to Section 1.04(a) and prior to the Effective Time, and so long as there shall be at least one Continuing Director (as defined below), any amendment or termination of this Agreement requiring action by the Company, any extension of time for the performance of any of the obligations or other acts of Parent or Purchaser under this Agreement and any exercise or waiver of any of the Company's rights or remedies under this Agreement will require the affirmative vote of a majority of the directors of the Company then in office who are directors of the Company on the date hereof (the "CONTINUING DIRECTORS"), which action shall be deemed to constitute the action of the full Board of Directors even if such majority of Continuing Directors does not constitute a majority of all directors then in office.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Corporation Law, Purchaser shall be merged with and into the Company (the "MERGER") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. The Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the name "Cunningham Graphics International, Inc." and shall continue its existence under the laws of New Jersey. In connection with the Merger, the separate corporate existence of Purchaser shall cease. At the election of Parent, any direct or indirect wholly-owned subsidiary of Parent may be substituted for Purchaser as a constituent corporation in the Merger. In such event, this Agreement shall be deemed modified to reflect the foregoing, and if requested by Parent, the Company agrees to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 2.02 CONSUMMATION OF THE MERGER. Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, Purchaser and the Company shall cause the Merger to be consummated by filing with the office of the Department of Treasury of the State of New Jersey the executed original and a copy of the certificate of merger, as required by Section 14A:10-4.1 of the Corporation Law, and shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "CLOSING") will be held at 10 AM at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York (or such other time and place as the parties may agree) for the purpose of confirming all the matters contained herein. The time the Merger becomes effective in accordance with applicable law is referred to as the "EFFECTIVE TIME."

                  SECTION 2.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth herein and in the applicable provisions of the Corporation Law.

                  SECTION 2.04 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and the Bylaws of Purchaser, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "ARTICLE I. The name of the Corporation is Cunningham Graphics International, Inc. (the "CORPORATION")."

                  SECTION 2.05 DIRECTORS AND OFFICERS. The directors of Purchaser immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified all in accordance with applicable law.

                  SECTION 2.06 CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Purchaser or by any Subsidiary or affiliate of Parent, Purchaser or by the Company, all of which shall be canceled without any consideration being exchanged therefor) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time into the right to receive in cash an amount per Share (subject to any applicable withholding tax specified in Section 2.10 hereof) equal to the Offer Price, without interest (the "MERGER CONSIDERATION"), upon the surrender of the certificate representing such Shares as provided in Section 3.01. At the Effective Time, each Existing Stock Option (as defined in Section 3.03) shall be converted into the right to receive the Option Consideration (as defined in Section 3.03) pursuant to
Section 3.03 hereof.

                  SECTION 2.07 CONVERSION OF COMMON STOCK OF PURCHASER. Each share of common stock, no par value, of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation.

                  SECTION 2.08 SHAREHOLDERS' MEETING. Unless the Merger is consummated in accordance with Section 14A:10-5.1 of the Corporation Law as contemplated by Section 2.09 and subject to applicable law, the Company acting through its Board of Directors shall in accordance with applicable law duly call, give notice of, convene and hold a special meeting (the "SPECIAL MEETING") of its shareholders as soon as practicable following the consummation of the Offer for the purpose of approving the Plan of Merger set forth in this Agreement and include in the Proxy Statement (as defined in Section 4.07(b)) the recommendation of its Board of Directors that shareholders of the Company vote in favor of the adoption of the Plan of Merger set forth in this Agreement. Parent and Purchaser each agree that, at the Special Meeting, all of the Shares acquired pursuant to the Offer or otherwise owned or acquired by Parent or Purchaser or any of their affiliates shall be voted in favor of the Merger.

                  SECTION 2.09 MERGER WITHOUT MEETING OF SHAREHOLDERS. If Purchaser, in combination with Parent or any other direct or indirect Subsidiary of Parent, shall hold at least 90 percent of the outstanding shares of each class of capital stock of the Company, each of Parent, Purchaser and the Company shall take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the consummation of the Offer, without a meeting of shareholders of the Company, in accordance with Section 14A:10-5.1 of the Corporation Law.

                  SECTION 2.10 WITHHOLDING TAXES. Parent, Purchaser and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares or Existing Stock Options pursuant to the Offer or the Merger any stock transfer taxes and such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the "CODE"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement and the Offer as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

                                   ARTICLE III

                           PAYMENT FOR SHARES; OPTIONS

                  SECTION 3.01 PAYMENT FOR SHARES.

                  (a) Prior to the Effective Time, Parent will cause Purchaser to make available to a bank or trust company designated by Parent (the "PAYING AGENT") sufficient funds to make the payments pursuant to Section 2.06 hereof on a timely basis to holders (other than Parent or Purchaser or any of their respective Subsidiaries) of Shares that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "PAYMENT FUND"). The Paying Agent shall make the payments provided for in the preceding sentence out of the Payment Fund. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

                  (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificate and receiving payment therefor. Following surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Paying Agent the holder of such Certificate shall be paid in exchange therefor cash in an amount (subject to any applicable withholding tax as specified in Section 2.10 hereof) equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a Person (as defined in Section 9.09) other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. From and after the Effective Time and until surrendered in accordance with the provisions of this
Section 3.01, each Certificate (other than Certificates representing Shares owned by Parent or Purchaser or any of their respective Subsidiaries) shall represent for all purposes solely the right to receive, in accordance with the terms hereof, the Merger

Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

                  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making on an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such affidavit claiming such Certificate is lost, stolen or destroyed, the applicable Merger Consideration with respect to the Shares formerly represented thereby.

                  (d) Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the former shareholders of the Company for six months after the Effective Time shall be repaid to the Surviving Corporation. Any former shareholders of the Company who have not complied with Section 3.01 hereof prior to the end of such six-month period shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) but only as general creditors thereof for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of the Certificates held by them. Neither Parent, the Surviving Corporation nor the Paying Agent, shall be liable to any holder of Shares for any monies delivered from the Payment Fund or otherwise to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law) unclaimed funds payable with respect to such certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                  SECTION 3.02 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed. At and after the Effective Time, there shall be no registration of transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for cash as provided in this Article III.

                  SECTION 3.03 EXISTING STOCK OPTIONS. (a) Each option or right to acquire Shares (the "EXISTING STOCK OPTIONS") granted under any stock option or similar plan of the Company or under any agreement to which the Company or any Subsidiary is a party (other than stock purchase rights under the Company's Employee Stock Purchase Plan) (the "STOCK OPTION PLANS") which is outstanding on the date that the amendment to Schedule TO reporting the initial acceptance by Purchaser of the Shares tendered in the Offer is filed with the SEC (the

"ACCEPTANCE DATE"), whether or not then exercisable or vested, shall by virtue of the Merger and without any action on the part of the Company or the holder thereof, be converted into and shall become a right to receive an amount in cash, without interest, with respect to each Share subject thereto equal to the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Existing Stock Option. On and after the date hereof, the Company shall grant no additional options or rights to acquire Shares under the Stock Option Plans. On the Acceptance Date, each holder of an Existing Stock Option shall be entitled to receive, in full satisfaction of such Existing Stock Option, an amount in cash without interest in respect thereof equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise or purchase price of such Existing Stock Option and (ii) the number of Shares subject to such Existing Stock Option (such amount being hereinafter referred to as the "OPTION CONSIDERATION") and each Existing Stock Option shall be canceled on the Acceptance Date. Such payment shall be reduced by any income or employment tax withholding required under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Existing Stock Option. The Stock Option Plans shall terminate as of the Acceptance Date. In addition, the Company shall take such actions as are reasonably necessary so that (1) no offering period under the Company's Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") commences after the date hereof, (2) any offering period under the Stock Purchase Plan which commenced on or prior to the date hereof is terminated prior to the Acceptance Date and (3) all funds contributed by employees of the Company or its Subsidiaries under the Stock Purchase Plan that are not applied on or prior to the Acceptance Date to the purchase of Shares are returned to such employees as soon as practicable after the Acceptance Date. All administrative and other rights and authorities granted under any Stock Option Plan and under the Stock Purchase Plan to the Company, the Board of Directors of the Company or any Committee or designee thereof, shall, following the Acceptance Date, reside with the Surviving Corporation.

                  (b) The Company shall take all reasonable actions required to exempt under SEC Rule 16(b)-3 the treatment of the Existing Stock Options contemplated hereby, including, if necessary or appropriate, obtaining the approval of the Company's Board of Directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  Except as set forth in appropriately corresponding sections of the disclosure letter previously delivered by the Company to Parent with respect to this Agreement (the "DISCLOSURE LETTER"), the Company represents and warrants to Parent and Purchaser as follows:

                  SECTION 4.01 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all corporate power and authority to own its properties and conduct its business as currently conducted on the date hereof; except where the failure to be so organized, existing and in good standing or to have such power and authority has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing, has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Section 4.01 of the Disclosure Letter sets forth a true and complete list of each of the Company's Subsidiaries. Neither the Company nor any of its Subsidiaries, directly or indirectly, owns any interest in any Person other than in the Company's Subsidiaries.

                  SECTION 4.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 30,000,000 Shares and 10,000,000 shares of Preferred Stock, without par value (the "PREFERRED STOCK"). As of the close of business on April 28, 2000, 5,757,606 Shares were issued and outstanding and no shares of Preferred Stock were issued and outstanding. Section 4.02(a) of the Disclosure Letter contains a list, as of April 28, 2000, of the name of each Existing Stock Option holder, the number of outstanding Existing Stock Options held by such holder, the number of Shares such holder is entitled to receive upon the exercise of each Existing Stock Option and the corresponding exercise price.
Section 4.02(a) of the Disclosure Letter also contains a list, as of the close of business on the day immediately preceding the date hereof, of any Shares issued subsequent to April 28, 2000 upon the exercise of Existing Stock Options and stock purchase rights under the Stock Purchase Plan, other than the Shares to be issued subsequent to the date hereof pursuant to the Stock Purchase Plan. Except as disclosed pursuant to the immediately preceding sentence, since April 28, 2000, the Company has not issued any Shares, has not granted any options, warrants or rights or entered into other agreements or commitments to issue or purchase Shares (under the Stock Option Plans or otherwise) and has not split, combined or reclassified any of its shares of capital stock. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except for the Existing Stock Options and stock purchase rights under the Stock Purchase Plan, there are no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as "COMPANY SECURITIES") or
(iv) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

                  (b) The Company is directly or indirectly the record and beneficial owner of all the outstanding shares of capital stock of each Company Subsidiary, except as set forth in

Section 4.02(b) of the Disclosure Letter, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. There are no outstanding
(i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (ii) options, warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries (or obligations of the Company or any of its Subsidiaries to issue) any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries, (iii) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any of the Company's Subsidiaries (the items in clauses (i), (ii) and (iii), together with the capital stock of such Subsidiaries, being referred to collectively as "SUBSIDIARY SECURITIES") or (iv) obligations of the Company or any of its Subsidiaries to make any payment based on the value of any shares of any Subsidiary. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

                  SECTION 4.03 AUTHORITY FOR THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and subject to obtaining any necessary shareholder approval of the Plan of Merger contained in this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the approval of the Plan of Merger contained in this Agreement, by the holders of a majority of the outstanding Shares prior to the consummation of the Merger (unless the Merger is consummated pursuant to Section 14A:10-5.1 of the Corporation Law). This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and assuming the due authorization, execution and delivery of this Agreement by Purchaser and Parent binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 4.04 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or other similar governing documents) of the Company or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, tribunal or body (a "GOVERNMENTAL ENTITY") except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ. ("ISRA"), the Securities Act, the Exchange Act, the Corporation Law and the "blue sky" or securities laws of various states, (c) except as set forth in Section 4.04(c) of the Disclosure Letter, require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets may be bound, (d) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its Subsidiaries or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or by which any of their respective assets are bound, except in the case of clauses
(b), (c), (d) and (e) for any of the foregoing that has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Offer or the Merger.

                  SECTION 4.05  REPORTS; FINANCIAL STATEMENTS.

                  (a) Except as set forth in Section 4.05(a) of the Disclosure Letter, since April 22, 1998, the Company has duly filed all forms, reports, schedules, proxy statements and documents required to be filed by it with the SEC. True and correct copies of all filings made by the Company with the SEC since such date and prior to the date hereof (the "COMPANY SEC REPORTS"), whether or not required under applicable laws, rules and regulations and including any registration statement filed by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), have been either made available or are publicly available to Parent and Purchaser. As of their respective dates, the Company SEC Reports (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements of the Company for the year ended December 31, 1999 (the "1999 FINANCIAL STATEMENTS") and the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto and were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of their respective dates, and the consolidated income, shareholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which have not been and are not reasonably likely to be materially adverse to the Company and its Subsidiaries taken as a whole.

                  (c) Except (i) as reflected or reserved against or disclosed in the 1999 Financial Statements, (ii) for liabilities that are not required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles and (iii) as incurred in the ordinary course of business since December 31, 1999, neither the Company nor any of its Subsidiaries has any liabilities of any nature, whether accrued, absolute, fixed, contingent or otherwise, or whether due or to become due, other than liabilities that have not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 4.06 ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 4.06 of the Disclosure Letter, since December 31, 1999, (a) the Company and its Subsidiaries have not, to the knowledge of the Company, suffered any change, condition, event or development that would, or could reasonably be likely to have, a Material Adverse Effect, (b) the Company and its Subsidiaries have conducted in all material respects their respective businesses only in the ordinary course consistent with past practice, except for the negotiation and execution and delivery of this Agreement and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the Shares or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities in, or other ownership interests in, the Company or any of its Subsidiaries; (ii) any change by the Company in accounting methods, principles or practices except as required by changes in United States generally accepted accounting principles; or (iii) any action by the Company or any of its Subsidiaries which, if taken after the date hereof, would constitute a breach of clauses (a)-(l) of Section 6.01.

                  SECTION 4.07 SCHEDULE 14D-9; OFFER DOCUMENTS AND PROXY STATEMENT.

                  (a) None of the information supplied or to be supplied by or, to the knowledge of the Company, on behalf of the Company or any affiliate of the Company expressly for inclusion in the Offer Documents will, at the times such documents are filed with the SEC and are mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and any supplement or amendment thereto will not, at the time they are filed with the SEC and at the time of any distribution or dissemination thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Purchaser or an affiliate of Parent or Purchaser for inclusion therein.

                  (b) The Proxy Statement, and any other schedule or document required to be filed by the Company in connection with the Merger, will not, at the time the Proxy Statement is first mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent, Purchaser or an affiliate of Parent or Purchaser for inclusion therein. The letter to shareholders, notice of meeting, proxy statement and form of proxy, or the information statement, as the case may be, that may be provided to shareholders of the Company in connection with the Merger (including any amendments or supplements), and any schedules required to be filed with the SEC in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "PROXY STATEMENT." The 14D-9 and the Proxy

Statement, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

                  SECTION 4.08 BROKERS. Except for Prudential, no Person or entity is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company or any of its Subsidiaries.

                  SECTION 4.09  EMPLOYEE BENEFIT MATTERS.

                  (a) Section 4.09(a) of the Disclosure Letter lists all material pension, retirement, savings, disability, medical, dental, health, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option or other equity-based compensation, bonus, incentive, vacation pay, severance pay, Code
Section 125 "cafeteria" or "flexible benefit" plan, or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment (including without limitation, all employee pension benefit plans as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee welfare benefit plans as defined in Section 3(1) of ERISA), (A) under which current or former employees of the Company or any of its Subsidiaries or their respective ERISA Affiliates (as defined below) are entitled to participate by reason of their employment with the Company or any of its Subsidiaries or their respective ERISA Affiliates, whether or not any of the foregoing is funded, whether insured or self-funded and whether written or oral and with respect to which the Company or any of its Subsidiaries or their respective ERISA Affiliates are a party or a sponsor or a fiduciary thereof or by which the Company or any of its Subsidiaries or their respective ERISA Affiliates (or any of their rights, properties or assets) are bound or (B) with respect to which the Company or any of its Subsidiaries otherwise may have any material liability as described in Section 4.09(a) of the Disclosure Letter (the "EMPLOYEE BENEFIT PLANS"). For each Employee Benefit Plan, the Company has provided true and correct copies of all plan documents, summary plan descriptions, determination letters, all material communications with any government entity or agency (including the Internal Revenue Service and the PBGC) given or received with respect to any Employee Benefit Plan within the past five years, and the three most recent Forms 5500, including all financial or actuarial reports, if applicable, and all other attached schedules.

                  (b) The Company, its Subsidiaries and their respective ERISA Affiliates and, to their knowledge, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with such Plans' terms and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title I, and Title IV of ERISA and the Code, in a timely and accurate manner, such that no material penalties are reasonably expected to be imposed on the Company or its Subsidiaries or their respective ERISA Affiliates, and no material penalties may be imposed on the Parent or the Purchaser under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts.

                  (c) For purposes of this Agreement, "ERISA AFFILIATES" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  (d) With respect to the Employee Benefit Plans:

                           (i) No Employee Benefit Plan is subject to Title IV or ERISA or Section 412 of the Code, and no Employee Benefit Plan is a "multiemployer" plan within the meaning of Section 3(37) of ERISA. No Employee Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA. Each of the Employee Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter that the plan complies with the Tax Reform Act of 1986, as amended, pursuant to a request which accurately described such plan, and has been administered and operated in all material respects in accordance with all laws so as to maintain such qualification.

                           (ii) All contributions or other amounts payable by the Company or any of its Subsidiaries or their ERISA Affiliates through the date hereof with respect to each Employee Benefit Plan in respect of current or prior plan years have been either paid or accrued on the Company's regularly prepared financial statements to the extent required under the terms of such plan or in accordance with US GAAP.

                           (iii) There are no pending, or to the Company's knowledge, threatened or anticipated material claims (other than routine claims for benefits) by, on behalf of or against any of the Employee Benefit Plans or any trust related thereto or, to the reasonable knowledge of the Company, by, on behalf of or against any fiduciary of such plans.

                  (e) Neither the Company nor any of its Subsidiaries has any material liability, whether absolute or contingent, direct or indirect, including any obligations under any Employee Benefit Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee or with respect to any employees "leased" from another employer.

                  (f) Except as provided in Section 3.03 hereof, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of the Company or any of its
Subsidiaries: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual under any Employee Benefit Plan; or (C) result in the payment of an amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code section 280G(b)(1).

                  (g) Except as set forth in Section 4.09(g) of the Disclosure Letter, each Employee Benefit Plan may be amended or terminated in accordance with its terms and applicable law after the Effective Time.

                  (h) Except as set forth in Section 4.09(h) of the Disclosure Letter (A) neither the Company nor any of its Subsidiaries has or will have any material liability or obligation under any Employee Benefit Plan which provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than coverage mandated by law); and (B) each of the Company, its Subsidiaries and their respective ERISA Affiliates which maintains a "group health plan," within the meaning of Section 607(1) of ERISA has materially complied with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996 and any other applicable federal, state or local law.

                  (i) No "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan subject to ERISA, other than such a transaction subject to an administrative or statutory exemption, with respect to which a material tax, penalty or other amount may reasonably be expected to be imposed on the Company or any of its Subsidiaries or their respective ERISA Affiliates.

                  (j) None of the Company or any of its Subsidiaries, or any of their respective ERISA Affiliates, or any organization with respect to which any such entity is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Section 4069 of ERISA which has had or would reasonably be likely to have, a Material Adverse Effect.

                  (k) No liability under any Employee Benefit Plan has been funded or satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by any other nationally recognized rating agency.

                  (l) To the Company's knowledge, there has been no "mass layoff" or "plant closing," as each such term is defined in the Worker Adjustment and Retraining Notification Act of 1986 ("WARN"), with respect to the employees of the Company or any of its Subsidiaries, with respect to which there could be any future material liability to such employees under WARN.

                  (m) Other than as required by law, there is no announced plan or legally binding commitment to create any additional material Employee Benefit Plans or to amend or modify in any material respects any Existing Employee Benefit Plan

                  (n) Except as set forth in Section 4.09(n) of the Disclosure Letter, none of the Company or any of its Subsidiaries is a party to any collective bargaining or other labor union contract. To the Company's reasonable knowledge, there are no union organization attempts underway with respect to any employees of the Company or, any of its Subsidiaries. There is no pending or, to the knowledge of the Company, threatened material labor dispute, strike or work stoppage involving such employees. To the reasonable knowledge of the Company, neither the Company nor any of its Subsidiaries has committed any material unfair labor practices (as defined in the National Labor Relations Acts of 1947, as amended) in connection with the operation of its business and except as set forth in Section 4.09(n) of the Disclosure Letter, there is no pending or, to the reasonable knowledge of the Company, threatened material charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state or local agency.

                  SECTION 4.10 LITIGATION, ETC. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that if adversely determined would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or would, individually or in the aggregate, with any other such claims, suits, actions or proceedings or governmental investigations, reasonably be likely to have a Material Adverse Effect or, as of the date hereof, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer and the Merger or seeks an award of damages. Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company that has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 4.11 TAX MATTERS.

                  (a) Except as set forth in Section 4.11(a) of the Disclosure Letter, the Company and its Subsidiaries have duly filed all Tax Returns required to be filed by applicable law, regulations and administrative pronouncements with respect to the Company and its Subsidiaries (or any of them) or any of their income, properties or operations as of the date hereof in a timely manner (taking into account applicable filing extensions listed in Section 4.11(a) of the Disclosure Letter, except to the extent that failure to make such filing has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. All such returns are accurate and complete in all material respects. All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed (taking into account applicable filing extensions) in a manner consistent with prior years and applicable law, regulations and administrative pronouncements, except where a failure to make such filing has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 4.11(a) of the Disclosure Letter, no penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Company and its Subsidiaries (or any of them) or payment of any Tax of the Company and its Subsidiaries (or any of them), required to be filed or paid on or before the Effective Time.

                  (b) Except as set forth in Section 4.11(b) of the Disclosure Letter and except where a failure of a statement contained in (i)-(iv) below to be true or complete has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect with respect to all Tax Returns filed by or with respect to the Company and its Subsidiaries (or any of them):

                           (i) to the knowledge of the Company, the statute of limitations for the assessment of corporate income taxes has expired for all years prior to 1996;

                           (ii)  no audit is in progress;

                           (iii) no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and

                           (iv) there is no deficiency proposed by a taxing authority or threatened in writing by a taxing authority against the Company or any of its Subsidiaries.

                  (c) Except as set forth in Section 4.11(c) of the Disclosure
Letter:

                           (i) all material amounts required to be paid on or before the date hereof by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes have been timely paid; and

                           (ii) any material amounts required to be paid by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes after the date hereof and on or before the Effective Time shall be timely paid.

                  (d) Except as set forth in Section 4.11(d) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                  (e) Section 4.11(e) of the Disclosure Letter identifies:

                           (i) with respect to Subsidiaries of the Company acquired from a common parent of an affiliated group of corporations that filed a consolidated federal income tax return, the common parent of such group, and the period to which such returns related, that included the Company or any of its Subsidiaries;

                           (ii) all claims with respect to Taxes in a material amount that have been asserted against the Company and its Subsidiaries (or any of them) under any tax sharing agreement to which any of them is a party.

                  (f) The Company and its Subsidiaries have made adequate provisions in accordance with United States generally accepted accounting principles appropriately and consistently applied to each of the Company and its Subsidiaries in the consolidated financial statements included in the SEC Reports for the payment of all Taxes for which each of the Company and its Subsidiaries may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, except for inadequate provision for tax liabilities that has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 4.12 COMPLIANCE WITH LAW. Neither the Company nor any of its Subsidiaries is in conflict in any material respect with, in default in any material respect with respect to or in violation in any material respect of, any material statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. The

Company and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted (the "COMPANY PERMITS"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Offer or the Merger. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Offer or the Merger.

                  SECTION 4.13 ENVIRONMENTAL MATTERS. (a) (i) The Company and each of its Subsidiaries have been and are in compliance with all applicable Environmental Laws (as defined in Section 4.13(b)) except for such instances of non-compliance that have not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Company and each of its Subsidiaries have all material permits, licenses, consents, approvals, waivers, variances and other authorizations ("AUTHORIZATIONS") that are required with respect to the operation of its business, property and assets under the Environmental Laws and are in compliance with such Authorizations and all such Authorizations are in full force and effect except for such non-compliance or failures to be in full force and effect that have not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (iii) except as set forth in Section 4.13 of the Disclosure Letter, none of the Company or its Subsidiaries are subject to any material claims, actions, suits, proceedings, investigations, decrees, judgments or orders pursuant to Environmental Law or principles of common law relating to pollution of the environment or health and safety which have had or would reasonably be likely to have a Material Adverse Effect.

                  (b) For purposes of this Agreement, "ENVIRONMENTAL LAW" means any statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries relating to (i) pollution or the protection or preservation of the environment or natural resources, (ii) Releases or threatened Releases, and (iii) the management (including use, treatment, handling, storage, disposal, transportation, recycling or remediation) of any Hazardous Substance.

                  (c) For purposes of this Agreement, "HAZARDOUS SUBSTANCE" means any substance, pollutant, contaminant, chemical or other material (including petroleum or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, urea formaldehyde foam insulation) or waste that is identified or regulated under any Environmental Law.

                  (d) For purposes of this Agreement, "RELEASE" means any spill, discharge, leak, emission, disposal, injection, escape, dumping, leaching, dispersal, emanation, migration or release of any kind whatsoever of any Hazardous Substance in, on, into, through or onto the environment.

                  SECTION 4.14 INTELLECTUAL PROPERTY.

                  (a) Section 4.14(a) of the Disclosure Letter lists the Company's Intellectual Property Rights on the date hereof falling within the following categories that are material to the Company and its Subsidiaries taken as a whole: (i) Trademarks, (ii) Copyrights, (iii) Patents, (iv) Software (other than commercially available software used under a shrink-wrap license), (v) agreements under which the Company or any of its Subsidiaries are licensed to use Intellectual Property owned by a third party (including all amendments or supplements thereto or continuing thereunder) (other than commercially available software licenses having annual fee obligations of less than $10,000) and (vi) agreements under which the Company or any of its Subsidiaries has granted a license to a third party to use any of the Company Intellectual Property Rights (including all amendments or supplements thereto or continuing thereunder).

                  (b) (i) with respect to each of the Company Intellectual Property Rights, the Company and its Subsidiaries at the Effective Time will either (A) be the sole and exclusive owners of the Company Intellectual Property Rights free and clear of any royalty or other payment obligation, lien or charge or (B) have sufficient rights to use such Company Intellectual Property Rights under a valid and enforceable license from a third party, (ii) the Company Intellectual Property Rights are fully assignable, without material conditions, limitations or restrictions and (iii) there are no agreements which materially restrict or limit the use by the Company or its Subsidiaries of the Company Intellectual Property Rights.

                  (c) (i) to the Knowledge of the Company, (A) the Company Intellectual Property Rights and the products and services of the Company and its Subsidiaries do not infringe on Intellectual Property Rights of any person or entity in any country and (B) there exists no material impediment which would impair the Company's rights to conduct its business or the business of its Subsidiaries after the Effective Time pursuant to the Company Intellectual Property Rights; and (ii) the Company and its Subsidiaries have taken all reasonable and appropriate steps to protect the Company Intellectual Property Rights and, where applicable, to preserve the confidentiality of the Company Intellectual Property Rights.

                  (d) The term "INTELLECTUAL PROPERTY RIGHTS" means all proprietary and other rights, including rights granted under license, in and to the following:

                  (i) trademarks, service marks, trademark registrations, service mark registrations, trade names and applications for registration of trademarks and service marks ("TRADEMARKS");

                  (ii) copyrights, copyright registrations and applications for registration of copyrights ("COPYRIGHTS");

                  (iii) patents, design patents and utility patents, all applications for grant of any such patents pending as of the date hereof or as of the Effective Time or filed within five years prior to the date hereof, and all reissues, divisions, continuations-in-part and extensions thereof ("PATENTS");

                  (iv) computer software, including source code, object code, algorithms, databases, and all related documentation ("SOFTWARE");

                  (v) technical documentation, trade secrets, designs, inventions, processes, formulae, know-how, operating manuals and guides, plans, new product development, technical and marketing surveys, material specifications, product specifications, invention records, research records, labor routings, inspection processes, equipment lists, engineering reports and drawing, architectural or engineering plans, know-how agreements and other know-how; marketing and licensing records, sales literature, customer lists, trade lists, sales forces and distributor networks lists, advertising and promotional materials, service and parts records, warranty records, maintenance records and similar records; and

                  (vi) all rights and incidents of interest in and to all noncompetition or confidentiality agreements;

in each case including any all applications therefor or registrations, renewals, modifications and extensions thereof.

                  (e) The term "COMPANY INTELLECTUAL PROPERTY RIGHTS" shall mean all material Intellectual Property Rights owned or used under license by the Company or any of its Subsidiaries.

                  SECTION 4.15 REAL PROPERTY.

                  (a) Section 4.15(a) of the Disclosure Letter lists all of the real property owned in fee by the Company and its Subsidiaries during the last five years. Each of the Company and its Subsidiaries has good and marketable title to each parcel of real property owned by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, except (i) those reflected or reserved against in the balance sheet of the Company dated as of December 31, 1999 and included in the SEC Reports, (ii) Taxes and general and special assessments not in default and payable without penalty and interest and
(iii) other liens, mortgages, pledges, encumbrances and security interests that do not materially interfere with the Company's or such Subsidiary's use and enjoyment of such real property or materially detract from or diminish the value thereof or that, have had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Section 4.15(b) of the Disclosure Letter sets forth a list of all material leases, subleases and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any material real property (the "REAL PROPERTY LEASES").
Section 4.15(b) of the Disclosure Letter also sets forth a list of all material leases, subleases and other agreements under which the Company or any of its Subsidiaries has used or occupied any material real property during the last five years. Each Real Property Lease is valid, binding and in full force and effect, and no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary exists under any Real Property Lease. Each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests, except
(i) those reflected or reserved against in the balance sheet of the Company dated as of December 31, 1999, (ii) Taxes and general and special assessments not in default and payable without penalty and interest and

(iii) other liens, mortgages, pledges, encumbrances and security interests that do not materially interfere with the Company's use and enjoyment of such real property or materially detract from or diminish the value thereof or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.16 MATERIAL CONTRACTS. (a) The Company has made available to Parent and Purchaser copies of all contracts, agreements, commitments, arrangements, leases (including with respect to personal property) and other instruments to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets is bound that (a) involves or could involve aggregate payments of more than $500,000 or (b) is with any of the Company's officers, directors or affiliates (each of (a) and (b), a "MATERIAL CONTRACT").

                  (b) There is no contract, agreement or understanding that was required to be described in or filed as an exhibit to any Company SEC Report that was not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, all such contracts, agreements and understandings are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except to the extent any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not in violation or breach of or default under any such contract, agreement or understanding, nor to the Company's knowledge is any other party to any such contract, agreement or understanding. Except as set forth in Section 4.16 of the Disclosure Letter and the Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement (including any lease of real property)
(i) restricting the ability of the Company or any of its Subsidiaries (or after the Merger, Parent or any of its Subsidiaries) to compete in or conduct any line of business or to engage in business in any geographic area, (ii) containing covenants of any other Person not to compete in any material respect with the Company or any of its Subsidiaries or (iii) containing any so-called "most favored nation" provisions or any similar provision requiring the Company or any Subsidiary (or after the Merger, Parent or any of its Subsidiaries) to offer a third party terms or concessions at least as favorable as offered to one or more other parties.

                  SECTION 4.17. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Prudential, a copy of which has been provided to Parent, to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger, by the holders of Shares (other than Parent or its affiliates) is fair to such holders from a financial point of view.

                  SECTION 4.18. VOTE REQUIRED. The only vote of the holders of any class or series of Company capital stock necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding Shares.

                  SECTION 4.19. ANTI-TAKEOVER PLAN; STATE TAKEOVER STATUTES. Neither the Company nor any Subsidiary has in effect any shareholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the Board of Directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement. The Board of Directors of the Company has taken all necessary actions to exempt the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement from the New Jersey Shareholders Protection Act (Sections 14A:10A-1 to 14A:1A-9 of the Corporation Law). To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

                  SECTION 4.20. INSURANCE. Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company maintains, and has maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage and general liability in amounts the Company reasonably believes adequate for its business and operations and (ii) such policies shall not terminate as a result of the consummation of the transactions contemplated hereby.

                  SECTION 4.21 ACCOUNTS RECEIVABLE. Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, the accounts receivable of the Company and its Subsidiaries as reflected in the 1999 Financial Statements, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company and its Subsidiaries (i) have arisen in the ordinary course of business of the Company and its Subsidiaries and (ii) subject only to reserves for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and its Subsidiaries in the aggregate recorded amounts shown in the Company Financial Statements in accordance with their terms.

                  SECTION 4.22. CUSTOMERS. Section 4.22 of the Company Disclosure Letter sets forth a list of (i) the top fifty (50) customers of the Company and its Subsidiaries (based on revenue for the last completed fiscal year), (ii) for each such customer, the amount of the dollar volume for calendar year 1999 and (iii) confirmation of whether a written agreement (other than periodic purchase orders) exists between the Company or any of its Subsidiaries and each such customer and the effective date of each such written agreement. Except as has not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, the relationships of the Company and its Subsidiaries with such customers are good commercial working relationships and, (ii) except as set forth in Section 4.22 of the Disclosure Letter, no Person listed on Section 4.22 of the Disclosure Letter within the last twelve months has canceled or otherwise terminated the relationship of such Person with the Company or any of its Subsidiaries.

                                    ARTICLE V

                               REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND PURCHASER

                  Parent and Purchaser jointly and severally represent and warrant to the Company as follows:

                  SECTION 5.01 ORGANIZATION AND QUALIFICATION. Each of Parent and Purchaser is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Purchaser is owned directly or indirectly by Parent.

                  SECTION 5.02 AUTHORITY FOR THIS AGREEMENT. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and Purchaser. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms.

                  SECTION 5.03  OFFER DOCUMENTS; PROXY STATEMENT.

                  (a) None of the Offer Documents will, at the times such documents are filed with the SEC and are mailed to the shareholders of the Company, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied in writing by the Company or an affiliate of the Company for inclusion therein. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

                  (b) None of the information supplied by Parent, Purchaser or any affiliate of Parent or Purchaser for inclusion in the Proxy Statement or the
Schedule 14D-9 will, at the date of filing with the SEC, and, in the case of the Proxy Statement, at the time the Proxy Statement is mailed and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.04 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent or Purchaser nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or other similar governing documents) of Parent or Purchaser, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required under the HSR Act, any non-United States competition, antitrust and investment laws, the Securities Act, the

Exchange Act, the Corporation Law and the "takeover", "blue sky" or securities laws of various states or (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby, (c) require any consent, waiver or approval or result in a default (or give rise to any right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, license, agreement, contract, indenture or other instrument or obligation to which Parent or Purchaser or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation, modification or acceleration) as to which requisite waivers or consents have been obtained or which would not individually or in the aggregate have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, Purchaser or any of their respective Subsidiaries or by which any of their respective assets are bound, except for violations which would not, individually or in the aggregate, have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                  SECTION 5.05 OPERATIONS OF PURCHASER. Purchaser was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted and will conduct its operations only as contemplated hereby.

                  SECTION 5.06 BROKERS. No Person or entity is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon the agreements made by or on behalf of the Company or any of its Subsidiaries.

                  SECTION 5.07 LITIGATION. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Parent or Purchaser, threatened against either Parent or Purchaser or any of their Subsidiaries that seeks to or could reasonably be expected to have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                  SECTION 5.08 SUFFICIENT FUNDS. Parent has, and at the time of acceptance for payment of Shares pursuant to the Offer and at the Effective Time will have and will make available to Purchaser, sufficient and immediately available funds to purchase all of the Shares and to pay the Merger Consideration and to pay all amounts that may be due in respect of consummating the Offer, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 CONDUCT OF BUSINESS OF THE COMPANY. Except as set forth in Section 6.01 of the Disclosure Letter and expressly contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the Effective Time and the date on which a majority of the Company's directors are designees of Parent or Purchaser, or until the earlier termination of this Agreement, the Company will conduct and will cause each of its Subsidiaries to conduct its operations according to its ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing and except as otherwise expressly provided in or contemplated by this Agreement, during the period specified in the preceding sentence, without the prior written consent of Parent, the Company will not and will not permit any of its Subsidiaries to:

               (a) issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge of (i) any Company Securities (including any Existing Stock Option) or Subsidiary Securities, or grant or accelerate any right to convert or exchange any Company Securities or Subsidiary Securities, other than Shares issuable upon exercise of the Existing Stock Options and other than as may be provided under the Stock Purchase Plan or (ii) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

               (b) acquire or redeem, directly or indirectly, or amend any Company Securities or Subsidiary Securities;

               (c) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock (other than cash dividends paid to the Company by its wholly-owned Subsidiaries with regard to their capital stock);

               (d) propose or adopt any amendment to its Certificate of Incorporation or Bylaws (or similar documents);

               (e) other than in the ordinary course of business and consistent with past practice, grant any stock related performance or similar awards or bonuses;

               (f) (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) acquire or agree to acquire, lease or manage any assets, other than in the ordinary course of business and consistent with past practice and other than assets that are immaterial to the Company and its Subsidiaries taken as a whole;

               (g) other than in the ordinary course of business and consistent with past practice, sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, or stock or other ownership interest in any of its properties or subsidiaries other than (i) any liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the consolidated balance sheet of the Company at December 31, 1999 and (ii) such mechanics and similar liens, if any, as do not materially detract from the value of any of such properties, assets, stock or ownership interests or materially interfere with the present use of any of such properties or assets;

               (h) make any commitment or enter into, or amend, modify, or terminate any contract or agreement material to the Company and its Subsidiaries taken as a whole;

               (i) (1) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under its line of credit for working capital purposes and the endorsement of checks in the normal course of business or (2) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company and other than travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

               (j) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former director, officer and employee;

               (k) except as disclosed in the Company SEC Reports and except as may be required as a result of a change in law or in GAAP or a change in order to comply with SEC requirements, change any of its accounting policies or its procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

               (l) ensure that it and each of its Subsidiaries shall, use its reasonable best efforts to keep or cause to be kept its material existing insurance policies (or substantial equivalents) in such amounts duly in force until the Effective Time and shall give Parent notice of any material change in its insurance policies;

               (m) (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time;

               (n) enter into any new, or amend any existing, employment, severance, consulting or salary continuation agreements with or for the benefit of any officers, directors or employees, or grant any increases in the compensation or benefits to officers, directors and employees (other than normal increases to persons who are not officers or directors in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense of the Company); or

               (o) agree in writing or otherwise to take any of the foregoing actions.

                  SECTION 6.02 NO SOLICITATION. (a) The Company shall not, and shall cause its Subsidiaries and the officers, directors, employees, representatives (including investment bankers, attorneys and accountants), agents or affiliates of the Company and its Subsidiaries not to, directly or indirectly, (i) encourage, solicit or initiate any Acquisition Proposal (as defined in Section 6.02(f)(i)) or (ii) participate in negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries, or otherwise take any other action to assist or facilitate (including granting any waiver or release under any standstill or similar agreement with respect to any securities of the Company) any Person or group (other than Parent or Purchaser or any affiliate or associate of Parent or Purchaser) (a "POTENTIAL ACQUIROR") concerning any Acquisition Proposal. In the event the Company receives any Acquisition Proposal, the Company shall as promptly as reasonably practicable notify Parent of such receipt and provide Parent with the identity of the Potential Acquiror and a reasonable description of such Acquisition Proposal (or a copy thereof).

                  (b) Notwithstanding the provisions of Section 6.02(a), the Company may take any of the actions referred to in Section 6.02(a)(ii) with respect to a Potential Acquiror that has made an unsolicited written bona fide Acquisition Proposal provided that all of the following conditions are satisfied: (i) the Board of Directors of the Company (acting by a majority of the entire board) determines in good faith, after consultation with its independent financial advisor and independent legal counsel, that such Acquisition Proposal is reasonably likely to result in the making of a Superior Proposal (as defined in Section 6.02(f)(ii)); (ii) as promptly as reasonably practicable (and in any event within 24 hours of receipt) the Company notifies Parent of the receipt of such Acquisition Proposal and/or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by the Potential Acquiror that has made such Acquisition Proposal and that the Company intends to engage in negotiations with, or to provide information to such Potential Acquiror, (iii) the Company receives from such Potential Acquiror an executed confidentiality or standstill agreement that is no more favorable to such person than the Confidentiality Agreement dated January 5, 2000, between ADP Financial Information Services, Inc. (a wholly-owned subsidiary of Parent) and the Company (the "CONFIDENTIALITY AGREEMENT"); and (iv) the Company furnishes or makes available to Parent the same information provided to such person (to the extent not previously furnished or made available). If the Company (or any of its Subsidiaries or its or their respective officers, directors, employee, representatives, agents or affiliates) participates in discussion or negotiations with , or provides information to a Potential Acquiror, the Company will keep Parent advised on a current basis of any material developments with respect thereto.

                  (c) The Company will, and will cause its Subsidiaries and the respective officers, directors, employees, representatives, agents and affiliates of the Company and its Subsidiaries to, immediately cease and cause to be terminated any existing solicitation, activity, discussions or negotiations with any Persons (other than Parent, Purchaser or any of their respective affiliates or associates) conducted prior to the date hereof with respect to any Acquisition Proposal.

                  (d) Unless the Company terminates this Agreement in accordance with Section 8.01(e), the Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation of the Offer or the Merger as set forth in Section 1.02(a), (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) enter into any letter of intent, agreement in principle or acquisition agreement related to any Acquisition Proposal.

                  (e) Nothing contained in this Section 6.02 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's shareholders a position with respect to an Acquisition Proposal by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise communicating with the Company's shareholders to the extent required by law.

                  (f)  For purposes of this Agreement,

               (i) "ACQUISITION PROPOSAL" means any offer or proposal, or any indication of interest in making an offer or proposal, made by a Person or group at any time which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of the assets of the Company and its Subsidiaries taken as a whole, or at least 20% of the outstanding shares of capital stock of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Offer and the Merger, and

               (ii) "SUPERIOR PROPOSAL" means any unsolicited, bona fide written Acquisition Proposal which the Board of Directors of the Company (acting by a majority of the entire board) determines in its good faith judgment (after consultation with its independent financial advisors and independent legal counsel) taking into account applicable legal, financial, regulatory and other relevant aspects of the Acquisition Proposal, the identity of the Person making the proposal and other relevant considerations, that (i) such Acquisition Proposal is more favorable from a financial point of view to the Company's shareholders than this Agreement, (ii) the conditions to the consummation of such Acquisition Proposal are reasonably capable of being satisfied promptly and (iii) financing for such transaction, to the extent required, is then committed or reasonably available.

                  SECTION 6.03 ACCESS TO INFORMATION.

                  (a) From and after the date of this Agreement, the Company will (i) give Parent and Purchaser and their authorized accountants, investment bankers, counsel and other representatives access (during regular business hours upon reasonable notice and in a manner so as not to interfere with the normal operations of the Company and its Subsidiaries) to the facilities and books and records of the Company and its Subsidiaries and (ii) cause its officers and those of its Subsidiaries to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent or Purchaser may from time to time reasonably request.

                  (b) Information obtained by Parent or Purchaser pursuant to
Section 6.03(a) shall be subject to the provisions of the Confidentiality Agreement as if Parent was a party thereto, the terms of which are incorporated herein by reference.

                  SECTION 6.04  REASONABLE EFFORTS; FURTHER ACTIONS.

                  (a) Subject to the terms and conditions herein provided for, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Without limiting the foregoing, (i) each of the Company, Parent and Purchaser shall use its reasonable best efforts to make promptly any required submissions under the HSR Act that the Company or Parent determines should be made, in each case, with respect to the Offer, the Merger and the transactions contemplated hereby and to respond as promptly as practicable to all inquiries received from any Governmental Entity with respect to such submissions for additional information or documentation, and (ii) Parent, Purchaser and the Company shall cooperate with one another (A) in promptly determining, in connection with the consummation of the transactions contemplated by this Agreement, whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company's business and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

                  (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Parent shall cause the proper officers and directors of each party to this Agreement to take all such necessary action.

                  (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend vigorously against it and respond thereto.

                  SECTION 6.05 INDEMNIFICATION AND INSURANCE.

                  (a) Parent and Purchaser agree that all rights to indemnification existing in favor of the present or former directors, officers and employees (or any person who served at the Company's or any of its Subsidiaries' request as an officer, director, or agent) of the Company or any of its Subsidiaries (or any other entity or enterprise, such as, a partnership, joint venture, trust or employee benefit plan) as provided in the Company's Certificate of Incorporation or Bylaws, or the articles of organization, bylaws or similar documents of any of the Company's Subsidiaries or other entity or enterprise and the indemnification agreements, if any, with such person or persons, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect without modification (other than modifications that would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and Parent shall, and after the Effective Time shall cause the Surviving Corporation to, comply fully with its obligations hereunder and thereunder. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended, repealed or otherwise modified for the period set forth in the preceding sentence in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers or employees of the Company or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements (the "INDEMNIFIED PARTIES") and such Certificate of Incorporation of the Surviving Corporation shall include provisions providing for the indemnification of and the advancement of expenses to, such Indemnified Parties identical to those contained in the Company's Certificate of Incorporation. It is understood and agreed that the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement entered into with the consent of Parent (which consent shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation, including without limitation, liabilities arising out of this Agreement and the transactions contemplated hereby, to the extent that it was based on the fact that such Indemnified Party is or was a director, officer or employee of the Company and arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Time) (i) the Company or Parent, as applicable, shall pay the reasonable fees and expenses of one counsel (provided that if different Indemnified Parties are subject to different claims, actions, suits, proceedings or investigations , each Indemnified Party may select his or her own counsel) which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter.

                  (b) Parent shall or shall cause the Surviving Corporation to maintain in effect for a period of six years after the Effective Time, in respect of acts or omissions occurring prior to the Effective Time, policies of directors' and officers' liability insurance and fiduciary liability insurance and fiduciary insurance covering the persons described in Section 6.05(a) (which may include including such persons under Parent's existing policies); and such policies provided by Parent shall provide substantially similar coverage as is provided for the persons who are covered by the Company's existing policies; PROVIDED, HOWEVER, that Parent will not be required in order to maintain such policies to pay an annual premium in excess of 200% of the aggregate annual amounts currently paid by the Company to maintain its existing policies; and PROVIDED FURTHER that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of 200% of such amount, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to 200% of such amount.

                  (c) This Section 6.05 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable, by any Person or entity entitled to be indemnified hereunder (whether or not parties to this Agreement). Parent shall cause the Surviving Corporation to pay all reasonable costs and expenses, including attorney's fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.05.

                  SECTION 6.06 EMPLOYEE MATTERS (a) Prior to the Effective Time, except as set forth below, the Company will, and will cause its Subsidiaries to, and from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries specified in Section 4.09(a) of the Disclosure Letter; PROVIDED, HOWEVER, that nothing herein shall preclude the Parent or any of its affiliates from having the right to terminate the employment of any employee, with or without cause, or to amend or to terminate in accordance with its terms and applicable law any employee benefit plan of Parent ("PARENT BENEFIT PLAN") established, maintained or contributed to by the Parent or any of its affiliates after the Effective Time.

                  (b) After the Effective Time, Parent shall either continue existing Employee Benefit Plans (including without limitation any severance plan or arrangement) and compensation practices or shall provide, or cause the Surviving Corporation or its Subsidiaries to provide, benefits to employees of the Company and its Subsidiaries, other than employees covered by collective bargaining agreements, as hereinafter set forth, that are no less favorable in the aggregate than the benefit plans and programs provided to similarly situated employees of Parent or its Subsidiaries; PROVIDED, HOWEVER, that nothing herein shall preclude the Parent or any of its affiliates from having the right to terminate in accordance with its terms and applicable law any Parent Employee Benefit Plan established, maintained or contributed to by the Parent or any of its affiliates after the Effective Time. Employees covered by collective bargaining arrangements shall have the benefits negotiated therein.

                  (c) Except as specifically provided herein, Parent will, and will cause the Surviving Corporation to, cause service rendered by employees of the Company and its Subsidiaries prior to the Effective Time to be taken into account for vesting and eligibility purposes under all employee benefit plans, programs, policies and arrangements of Parent, the Surviving Corporation and its Subsidiaries, to the same extent as such service was taken into account under the corresponding plans of the Company and its Subsidiaries for those purposes, provided that nothing herein shall result in the duplication of any benefits. Employees of the Company and its Subsidiaries will not be subject to any pre-existing condition limitation under any health plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding plan of the Company or its Subsidiaries in which they participated prior to the Effective Time. Parent will, and will cause the Surviving Corporation and its Subsidiaries, to give such employees credit under such plans for co-payments made and deductibles satisfied prior to the Effective Time.

                  SECTION 6.07 PROXY STATEMENT. Unless the Merger is consummated as contemplated by Section 2.09, the Company shall prepare and file with the SEC, subject to the prior review and approval of Parent and Purchaser (which approval shall not be unreasonably withheld), as soon as practicable after the consummation of the Offer, a preliminary proxy or information statement (the "PRELIMINARY PROXY STATEMENT") relating to the Merger as required by the Exchange Act and the rules and regulations thereunder, with respect to the transactions contemplated hereby. The Company shall obtain and furnish the information required to be included in the Preliminary Proxy Statement, shall provide Parent and Purchaser with, and consult with Parent and Purchaser regarding, any comments that may be received from the SEC or its staff with respect thereto, shall, subject to the prior review and approval of Parent and Purchaser (which approval shall not be unreasonably withheld), respond promptly to any such comments made by the SEC or its staff with respect to the Preliminary Proxy Statement, shall cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practicable date and shall use all reasonable efforts to obtain the necessary approval of the Merger by its shareholders.

                  SECTION 6.08 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Purchaser, and Parent or Purchaser, as the case may be, shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which is likely (a) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect if made as of any time at or prior to the Effective Time and (b) to result in any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder (including the conditions set forth in Exhibit A); PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to any of the parties sending or receiving such notice.

                  SECTION 6.09 PRESS RELEASES. Parent, Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation (and affording the other party or parties an opportunity to comment thereon), except as may be required by applicable law or stock exchange rules.

                  SECTION 6.10 INDUSTRIAL SITE RECOVERY ACT COMPLIANCE. The Company and Parent will take all necessary steps to apply for or seek to obtain prior to the Effective Time, for each parcel of real property listed in (x)
Section 4.15(a) of the Disclosure Letter or (y) pursuant to the first sentence of Section 4.15(b) of the Disclosure Letter, in each case located in New Jersey, either: (i) a Letter of Non-Applicability issued pursuant to ISRA; (ii) a No Further Action letter as defined at N.J.S.A. 58:10B-1; (iii) a de minimis quantity exemption as defined in N.J.A.C. 7:26B-2.3, (iv) a Remediation in Progress Waiver as defined at N.J.S.A. 13:1K-11.5 or (v) a Remediation Agreement as defined at N.J.S.A. 13:1K-8, which shall, in each instance, allow the transactions contemplated herein to proceed in compliance with ISRA (the "ISRA APPROVAL"). If, in connection with the issuance or effectiveness of the ISRA Approval, the New Jersey Department of Environmental Protection requires the payment of any fees, the preparation or implementation of any studies or remediation plans, the posting of any financial assurance or the establishment of a remedial funding source, then the Company shall comply with all such requirements.

                  SECTION 6.11 DESIGNATED BUSINESS. The Company has entered into an Agreement and Plan of Merger on May 1, 2000, providing for the merger of one of its Subsidiaries described in Section 6.11 of the Disclosure Letter (the "DESIGNATED BUSINESS") with and into a corporation owned by the acquiror of the Designated Business with such corporation continuing as the surviving entity, a copy of which has been provided to Parent. On or prior to the Acceptance Date, the Company will consummate the merger of the Designated Business on the terms of such Agreement and Plan of Merger.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the proposed Effective Time, of the following conditions:

                  (a) unless the Merger is consummated as contemplated by
         Section 2.09, the Plan of Merger contained in this Agreement shall have been approved by the affirmative vote of the shareholders of the Company required by and in accordance with applicable law;

                  (b) all necessary waiting periods under the HSR Act applicable to the Merger shall have expired or been terminated;

                  (c) no statute, rule, regulation, executive order, judgment, decree or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or Governmental Entity against Parent, Purchaser or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all reasonable efforts to have such prohibition lifted); and

                  (d) Purchaser shall have accepted for purchase and paid for the Shares tendered pursuant to the Offer.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time (notwithstanding approval thereof by the shareholders of the Company) prior to the Effective Time (with any termination by Parent also being an effective termination by Purchaser):

                  (a)  by mutual written consent of the Company and Parent;

                  (b) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall use reasonable efforts to lift), or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                  (c) by the Company if (i) Purchaser fails to commence the Offer in violation of Section 1.01 hereof, (ii) Purchaser shall not have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms thereof on or before the 90th day after the date of this Agreement, (iii) Purchaser fails to purchase validly tendered Shares in violation of the Offer or the terms of this Agreement or (iv) Purchaser or Parent shall have breached any of the representations, warranties or covenants of this Agreement, which breach has had or is reasonably likely to have a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated hereby;

                  (d) by Parent if, due to an occurrence or circumstance which would result in a failure to satisfy any of the Offer Conditions, Purchaser shall have (i) terminated the Offer without purchasing any Shares pursuant to the Offer or (ii) failed to accept for payment Shares pursuant to the Offer prior to the 90th day after the date of this Agreement;

                  (e) by the Company, prior to the purchase of Shares pursuant to the Offer, if (i) the Company has received a Superior Proposal, (ii) the Company has complied with the provisions of Section 6.02(a) and
         (b), (iii) the Company has notified Parent in writing of its receipt of, and its intention to accept, a Superior Proposal and the material terms thereof and, during a three (3) day period following such notice, has afforded Parent the reasonable opportunity to make one revised proposal (including by negotiating the terms of such any such proposal with Parent), (iv) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations and any revised proposal made by Parent that the Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, and (v) the Company simultaneously with its termination of this Agreement make the payment required by Section 8.03(b); and

                  (f) by Parent, prior to the purchase of Shares pursuant to the Offer, if the Company shall have taken or the Board of Directors of the Company shall have resolved to take any of the actions referred to in
         Section 6.02(d) or the Company shall have breached any of its obligations under Section 6.02.

                  SECTION 8.02 EFFECT OF TERMINATION. If this Agreement is terminated and the Merger is abandoned pursuant to Section 8.01 hereof, this Agreement, except for the provisions of Sections 6.03(b), 6.09, 8.02, 8.03 and
Article IX hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for any willful breach of this Agreement.

                  SECTION 8.03 FEES AND EXPENSES. (a) Whether or not the Merger is consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Parent and Purchaser acknowledge and agree that the Company shall be entitled to pay or cause to be paid, at or prior to the Closing, all fees, costs, and expenses incurred by the Company in connection with the Offer, this Agreement and the transactions contemplated by this Agreement.

                  (b) In the event that this Agreement is terminated (i) pursuant to Section 8.01(e) or Section 8.01(f) or (ii) pursuant to Section 8.01(d) following the initial expiration of the Offer and, with respect to this clause (ii) only, at the time of such termination (A) either (x) the Minimum Tender Condition has not been satisfied or (y) the condition set forth in clause
(iii)(e) of Exhibit A has not been satisfied due to the willful breach by the Company and (B) either (x) at the time of such termination, an Acquisition Proposal existed or has been previously announced or (y) within six months thereafter an Acquisition Proposal shall have been consummated, then the Company shall pay Parent a termination fee of Four Million U.S. Dollars ($4,000,000) PLUS the reimbursement of all of the fees and expenses of Parent and Purchaser related to the Offer, this Agreement and the transactions contemplated hereby (including, without limitation, legal, accounting and investment banking fees and expenses) actually incurred by Parent and Purchaser up to One Million U.S. Dollars ($1,000,000) (the "TERMINATION FEE") in immediately available funds by wire transfer to an account designated by Parent.

                  (c) Any amounts payable pursuant to Section 8.03(b) shall be payable as promptly as practicable following termination of this Agreement and, if the Company is the party seeking to terminate this Agreement, as a condition thereto.

                  (d) The Company acknowledges that the agreements contained in
Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not have entered into this Agreement. Accordingly, if the Company fails to pay promptly any amounts due pursuant to Section 8.03, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee or expense reimbursement set forth in this Section 8.03, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts so owed at the prime rate of Chase Manhattan Bank in effect from time to time during such period plus four percent (4%).

                  (e) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

                  SECTION 8.04 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Purchaser, subject in the case of the Company to Section 1.04(b), at any time before or after approval of this Agreement by the shareholders of the Company but, after any such shareholder approval, no amendment shall be made which decreases the Merger Consideration or which adversely affects the rights of the Company's shareholders hereunder without the approval of the shareholders of the Company. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

                  SECTION 8.05 EXTENSION; WAIVER; REMEDIES. (a) At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Purchaser, subject in the case of the Company to Section 1.04(b), may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in Articles IV and V shall not survive beyond the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

                  SECTION 9.02 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with the Disclosure Letter and the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to subject matter hereof. The Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties, PROVIDED, that Parent or Purchaser may assign any of their respective rights and obligations to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder.

                  SECTION 9.03 VALIDITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  SECTION 9.04 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing or by facsimile transmission with confirmation of receipt, as follows:

                  if to Parent or Purchaser:

                  Automatic Data Processing, Inc.
                  1 ADP Boulevard
                  Roseland, New Jersey 07068
                  Attention: General Counsel
                  Facsimile: (973) 535-6199

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention: Douglas A. Cifu
                  Facsimile: (212) 373-2393
                  if to the Company:

                  Cunningham Graphics International, Inc.
                  Michael R. Cunningham, Inc.
                  100 Burma Road
                  Jersey City, New Jersey 07305
                  Attention: Michael R. Cunningham
                  Facsimile: (201) 985-2035

                  With a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  Attention:  Daniel S. Sternberg
                  Facsimile:  212-225-3999

                  And with a copy to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                  One Riverfront Plaza
                  Newark, NJ  07102
                  Attention:  Lawrence Goldman
                  Facsimile:  973-639-6283

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  SECTION 9.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey except insofar as mandatory provisions of the Securities Act and the Exchange Act apply to the Offer.

                  SECTION 9.06 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.07 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 6.05 (which are intended to be for the benefit of the Persons referred to therein, and may be enforced by any such Persons).

                  SECTION 9.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

                  SECTION 9.09 CERTAIN DEFINITIONS.

                  (a) The terms "AFFILIATE" and "ASSOCIATE" shall have the meanings given to such terms in Rule 12b-2 under the Exchange Act.

                  (b) The term "BENEFICIAL OWNERSHIP" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

                  (c) The term "HEREBY" shall be deemed to refer to this Agreement in its entirety, rather than to any Article, Section, or other portion of this Agreement.

                  (d) The term "INCLUDING" shall be deemed to be followed by the phrase "without limitation."

                  (e) "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the financial condition, business, properties, assets, liabilities or results of operations or prospects of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement in any material respect, PROVIDED, HOWEVER, that no event or circumstance arising out of, or resulting from, the entering into or the announcement of this Agreement or the identity of Parent shall be deemed to constitute a Material Adverse Effect. For the avoidance of doubt, a Material Adverse Effect shall not include the institution or pendency of any action, suit or proceeding instituted by a non-Governmental Entity that
(i) seeks to, but does not actually, restrain, enjoin or otherwise prevent the consummation of, or (ii) seeks damages with respect to, any transaction contemplated by this Agreement.

                  (f) "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.

                  (g) The term "SUBSIDIARY" shall mean, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

                  (h) "TAX" shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including without limitation any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker's compensation, unemployment insurance, social security, employment, excise (including the federal communications excise tax under Section 4251 of the Code), severance, stamp, transfer occupation, premium, recording, real property, personal property, federal highway use, commercial rent, environmental (including taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

                  (i) "TAX RETURNS" shall mean all returns and reports required to be filed by the Company and its Subsidiaries (or any of them) with respect to Taxes.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

                                       AUTOMATIC DATA PROCESSING, INC.

                                            By:  /s/ James B. Benson
                                            ------------------------------------
                                            Name: James B. Benson
                                            Title: Corporate Vice President

                                       FIS ACQUISITION CORP.

                                       By:  /s/ James B. Benson
                                            ------------------------------------
                                            Name: James B. Benson
                                            Title: Corporate Vice President

                                       CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

                                       By:  /s/ Michael R. Cunningham
                                            ------------------------------------
                                            Name: Michael R. Cunningham
                                            Title: President and Chief Executive
                                                   Officer

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

                             CONDITIONS TO THE OFFER

                  Capitalized terms used in this Exhibit A and not otherwise defined herein shall have the meanings assigned to them in the Agreement to which it is attached (the "MERGER AGREEMENT").

                  Notwithstanding any other provision of the Offer, Parent and Purchaser shall not be required to accept for payment, purchase or pay for any Shares tendered in connection with the Offer and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if (i) there shall not have been validly tendered and not properly withdrawn as of the expiration of the initial offering period for the Offer (the "EXPIRATION DATE") that number of Shares which, together with any Shares then beneficially owned by Purchaser or Parent, represents at least a majority of the total number of outstanding Shares on a fully diluted basis on the date of purchase (the "MINIMUM TENDER CONDITION"), (ii) any applicable waiting period under the HSR Act shall not, as of such Expiration Date, have expired or been terminated, or (iii) at any time on or after the date of the Merger Agreement and prior to the time of payment for any Shares, any of the following conditions exist:

                  (a) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for the Shares by Parent or Purchaser or the consummation of the Merger, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Parent, Purchaser or any of Parent's other Subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including without limitation, the right to vote any Shares acquired or owned by Parent, Purchaser or any of Parent's other Subsidiaries or affiliates on all matters properly presented to the Company's shareholders or (iv) seeking to require divestiture by Parent, Purchaser or any of Parent's other Subsidiaries or affiliates of any Shares; or

                  (b) there shall have been any action taken, or any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger, by any court, government or governmental authority or agency, domestic or foreign, other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger, that result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

                  (c) there shall have occurred (1) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States (other than any suspension or limitation on trading in any particular security as a result of a computerized trading limit or any intraday suspension due to "circuit breakers"), (2) any declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States or (3) any commencement of armed hostilities or other national or international calamity involving the United States that has a material adverse effect on bank syndication for financial markets in the United States or, in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof; or;

                  (d) any Person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act)-other than Parent, Purchaser or another Person (who on the date hereof alone or as part of a "group" (as such term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner of more than 5% of the outstanding Shares) or any of their respective affiliates - shall have become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act) or shall have commenced or publicly announced the intention to commence a tender or exchange offer to acquire beneficial ownership or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership, of more than 15% of the outstanding Shares;

                  (e) the Company shall have breached or failed to comply in any material respect with any of its material obligations, covenants, or agreements under the Merger Agreement; or (x) any representation or warranty of the Company contained in the Merger Agreement that is qualified by reference to a Material Adverse Effect or (y) any representation or warranty contained in either Section 4.11 (Taxes) or
         4.12 (Compliance With Law) that is qualified by reference to "materiality" shall not be true and correct; or any other such representation or warranty shall not be true and correct in any respect that (when taken together with all such other representations and warranties not true and correct) has had or would reasonably be likely to have a Material Adverse Effect, in each case either as of when made or at and as of any time thereafter (except in the case of any representation or warranty that by its terms is made as of a date specified therein which need be accurate only as of such date); or

                  (f) the Merger Agreement shall have been terminated pursuant to its terms or shall have been amended pursuant to its terms to provide for such termination or amendment of the Offer;

which, in the good faith judgment of Parent and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted or, other than the Minimum Tender Condition, waived by Parent or Purchaser in whole or in part at any time or from time to time in their discretion subject to the terms of the Merger Agreement.

The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.

                                                                       EXHIBIT B

                                 PLAN OF MERGER

                                       OF

                              FIS ACQUISITION CORP.

                                      INTO

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

         FIRST:   (a) The name of each constituent corporation is as follows:

         1. FIS Acquisition Corp., a corporation organized under the laws of the State of New Jersey ("Purchaser"); and

         2. Cunningham Graphics International, Inc., a corporation organized under the laws of the State of New Jersey (the "Company").

                  The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its existence under the laws of the State of New Jersey under the name "Cunningham Graphics International, Inc.". In connection with the Merger, the separate corporate existence of Purchaser shall cease.

         SECOND: The terms and conditions of the Merger, including the manner and basis of converting the shares of the Company and Purchaser are as follows:

         1. EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") shall be the time of filing of the Certificate of Merger with the Department of Treasury of the State of New Jersey.

         2. CONVERSION OF SHARES. (a)At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company each share to common stock, no par value of the Company ("Shares") issued and outstanding immediately prior to the Effective Time (other than shares owned by Parent, Purchaser or by any subsidiary or affiliate of Parent or Purchaser, all of which shall be cancelled without any consideration being exchanged therefore), shall be converted into the right to receive cash in an amount per Share (subject to any applicable withholding tax) equal to $22, without interest (the "Merger Consideration") upon the surrender of the certificate representing such Shares.

         (b) Each share of common stock no par value of Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on part of the holder thereof, be converted into and become one share of common stock, no par value of the Surviving Corporation.

         3. GOVERNING DOCUMENTS; DIRECTORS AND OFFICERS. (a) The Certificate of Incorporation and By-Laws of Purchaser as in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until amended in accordance with applicable law; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follow:

         "ARTICLE I". The name of the Corporation is Cunningham Graphics International, Inc. (the "Corporation").

         (b) All persons who were directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all persons who were officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation and until their respective death, resignation or removal or until their respective successors are duly elected and qualified in accordance with applicable law.

         4. FURTHER ASSURANCES. At any time, or from time to time, after the Effective Time, the last acting officers of the Company or Purchaser or the officers of the Surviving Corporation may, in the name of the Company or Purchaser, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm the Surviving Corporation's title to and possession of all of the property, rights, privileges, powers, and franchises of the Company or Purchaser and otherwise to carry out the purposes of this Plan of Merger.


                                      B-2